CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

PREMIER ALLIANCE GROUP, INC.

Under Section 242 of the General Corporation Law

IT IS HEREBY CERTIFIED THAT:

1.	The name of the corporation is PREMIER ALLIANCE GROUP, INC. (the “Corporation”).

2. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on June 21, 2011.

3. The Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation.

4. Article First of the Certificate of Incorporation is hereby amended and restated, in its entirety, to read as follows:

FIRST: The name of the Corporation is: root9B Technologies, Inc.

5. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

6. The foregoing amendment shall be effective on and as of December 1, 2014.

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment of the Certificate of Incorporation to be signed as of the 24th day of November, 2014.

                 By: /s/ Kenneth T. Smith
                 Name:  Kenneth T. Smith
                 Title:  Chief Financial Officer